Exhibit 99.1

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Financial Report

June 30, 2015 and December 31, 2014 and

Three and Six Months Ended June 30, 2015 and 2014

Contents

Financial Statements

Condensed consolidated balance sheets	1

Condensed consolidated statements of operations	2

Condensed consolidated statements of changes in members’ (deficiency) equity	3

Condensed consolidated statements of cash flows	4

Notes to condensed consolidated financial statements	5-9

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Balance Sheets

June 30, 2015 and December 31, 2014

(amounts in thousands)

	(Unaudited)
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$1,087	$1,889
Accounts receivable, less allowance for doubtful accounts of $83 and $96 as of June 30, 2015 and December 31, 2014, respectively	6,848	5,612
Note receivable	302	286
Prepaid expenses	1,410	1,570
Other assets, current	265	1,385
Deferred costs	1,207	832
Total current assets	11,119	11,574

Property and Equipment, Net	182,421	183,180

Other Assets
Long-term portion of other assets	2,260	2,080
Long-term portion of prepaid expenses	13	23
Long-term portion of note receivable	2,329	2,485
Rental security deposits	7,485	7,568
Long-term portion of deferred costs	1,102	1,853
Total other assets	13,189	14,009

Total assets	$206,729	$208,763

Liabilities and Members’ (Deficiency) Equity
Current Liabilities
Accounts payable	$2,294	$2,364
Accrued expenses	4,117	5,507
Accrued fixed assets	1,657	959
Customer deposits	119	463
Note payable	167,275	3,450
Deemed landlord financing	1,316	1,218
Capital leases	596	500
Deferred revenue	8,150	7,893
Total current liabilities	185,524	22,354

Long-Term Liabilities
Long-term portion of accrued expenses	1,446	1,477
Long-term portion of note payable	—	162,550
Long-term portion of deemed landlord financing	99,115	98,677
Long-term portion of capital leases	1,120	1,025
Long-term portion of deferred revenue	647	643
Total long-term liabilities	102,328	264,372

Members’ (Deficiency) Equity	(81,123)	(77,963)

Total liabilities and members’ (deficiency) equity	$206,729	$208,763

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

(amounts in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net Sales	$19,179	$17,541	$39,541	$34,145
Cost of Services	13,482	12,930	28,304	24,895

Gross profit	5,697	4,611	11,237	9,250

Operating Expenses
General and administrative expenses	1,142	1,337	2,188	2,278
Transaction related expenses	1,149	—	1,149	—
Selling expenses	755	756	1,451	1,506
Total operating expenses	3,046	2,093	4,788	3,784

Income from operations	2,651	2,518	6,449	5,466

Other Income (Expense)
Interest income	89	94	174	188
Interest expense	(4,907)	(4,634)	(9,540)	(9,100)
Other Income (Expense)	1	—	1	1
Total other income (expense)	(4,817)	(4,540)	(9,365)	(8,911)

Net loss	$(2,166)	$(2,022)	$(2,916)	$(3,445)

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Statements of Changes in Members’ (Deficiency) Equity

Six Months Ended June 30, 2015 and 2014

(Unaudited)

(amounts in thousands)

	Preferred	Common	Total
	Members’	Members’	Members’
	(Deficiency)	(Deficiency)	(Deficiency)
	Equity	Equity	Equity

Members’ (Deficiency) Equity, December 31, 2013	$(63,840)	$(7,629)	$(71,469)
Member distributions	—	(5)	(5)
Net loss	(3,445)	—	(3,445)

Members’ (Deficiency) Equity, June 30, 2014	$(67,285)	$(7,634)	$(74,919)

Members’ (Deficiency) Equity, December 31, 2014	$(70,234)	$(7,729)	$(77,963)
Member distributions	—	(244)	(244)
Net loss	(2,916)	—	(2,916)

Members’ (Deficiency) Equity, June 30, 2015	$(73,150)	$(7,973)	$(81,123)

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2015 and 2014

(Unaudited)

(amounts in thousands)

	2015	2014
Cash Flows From Operating Activities
Net loss	$(2,916)	$(3,445)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,034	10,412
Deferred revenue	261	(11)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,236)	216
Decrease in note receivable	140	125
Decrease (increase) in prepaid expenses and deferred costs - commissions	546	(613)
Decrease (increase) in other assets	940	(107)
Increase (decrease) of deemed landlord financing	536	(59)
Decrease in customer deposits	(344)	(30)
(Decrease) increase in accounts payable	(70)	216
Decrease in accrued expenses	(1,852)	(5,895)
Net cash provided by operating activities	7,039	809

Cash Flows From Investing Activities
Return of security deposits	83	129
Purchase of property and equipment	(9,146)	(3,081)
Net cash used in investing activities	(9,063)	(2,952)

Cash Flows From Financing Activities
Payments made on capital leases	191	(719)
Proceeds from note payable	1,275	5,000
Payments made on note payable	—	(2,000)
Distributions to members	(244)	(5)
Net cash provided by financing activities	1,222	2,276

Net (decrease) increase in cash and cash equivalents	(802)	133

Cash and Cash Equivalents
Beginning of period	1,889	3,045

End of period	$1,087	$3,178

See Notes to Unaudited Condensed Consolidated Financial Statements.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 1.                                 Organization

Cervalis Holdings LLC (Holdings LLC) was formed on August 10, 2010, as a Delaware limited liability company for the purposes of obtaining an equity investment from outside investors. Following the formation of Holdings LLC, the members of Cervalis LLC (Operating LLC) contributed their ownership interests in Operating LLC to Holdings LLC.

Cervalis LLC is a data center operator and a provider of information technology (IT) infrastructure solutions and web hosting including business continuity/disaster recovery, managed hosting, managed security, managed storage, networking and telecommunications and colocation services. Cervalis LLC performs its operations through its data-centers and recovery-centers in Connecticut, New York and New Jersey.

Note 2.                                 Basis of Presentation

The accompanying unaudited condensed consolidated financial statements as of June 30, 2015 and December 31, 2014, and for the three and six months ended June 30, 2015 and June 30, 2014, are prepared on a consolidated basis.

In addition, the accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and should be read in conjunction with the financial statements and notes thereto included in our Annual Report for the year ended December 31, 2014.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP for interim periods. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments necessary to present fairly the Company’s financial position as of June 30, 2015, and the Company’s results of operations for the three and six months ended June 30, 2015 and 2014. These adjustments are of a normal recurring nature and consistent with the adjustments recorded to prepare the annual audited financial statements as of December 31, 2014.

Although management believes the disclosures in the condensed consolidated financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with GAAP has been omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the annual consolidated financial statements for the year ended December 31, 2014. Interim results are not necessarily indicative of the results that may be expected for a full year.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 3.                                 Significant Accounting Policies

No material changes have been made to the significant accounting policies disclosed in the audited consolidated financial statements for the year ended December 31, 2014.

Recently issued accounting pronouncements: In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. The amendments supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. The core principle of Topic 605 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 are effective for fiscal years ending after December 15, 2017. The Company is currently evaluating the impact of the pending adoption of the ASU on its condensed consolidated financial statements.

On April 1, 2015, the FASB voted to propose a delay in the effective date of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), as follows:

Public business entities: The proposed new effective date will be annual reporting periods beginning after December 15, 2017 and the interim periods within that year. As such, for a public business entity with a calendar year-end, the ASU would be effective on January 1, 2018 for both its interim and annual reporting periods. This proposal represents a one-year deferral from the original effective date.

Entities other than public business entities (e.g., private companies): The proposed new effective date will be annual reporting periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. As such, for a private company with a calendar year-end, the ASU would be effective for the year ending December 31, 2019 and interim periods in 2020. This proposal represents a one-year deferral from the original effective date.

Early adoption: The proposed new effective date guidance will allow early adoption for all entities (i.e., both public business entities and other entities) as of the original effective date for public business entities, which was annual reporting periods beginning after December 15, 2016, and the interim periods within that year. Early adoption by public business entities was not permitted under the original effective date guidance.

The Company is currently evaluating the effects of this pronouncement.

In April 2015, the FASB issued ASU 2015-03, Interest — Imputation of Interest. The amendments supersede the Proposed ASU 2014-250. The core principle of Subtopic 835-30 is to simplify presentation of debt issuance costs. The amendments would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurements for debt issuance costs would be affected by the amendments in this ASU. The amendments in ASU 2015-03 are effective for fiscal years ending after December 15, 2015. Early adoption of the amendment in this update is permitted. The Company is currently evaluating the effects of this pronouncement.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 4.                                 Property and Equipment

Property and equipment consisted of the following:

	June 30	December 31,
	2015	2014

Furniture and fixtures	$2,722	$2,605
Machinery and equipment	103,544	102,880
Computer equipment and software	14,665	13,774
Buildings	64,676	64,676
Leasehold improvements	41,145	40,251
Tenant improvements	7,268	6,660
Construction-in-progress	42,726	35,625
	276,746	266,471
Less accumulated depreciation	94,325	83,291
Net property and equipment	$182,421	$183,180

Depreciation expense for the three months ended March 31, 2015 and 2014 was $5,609, and $5,160, respectively. Depreciation expense for the six months ended June 30, 2015 and 2014 was $11,095, and $9,714, respectively.

Note 5.                                 Lease Obligations

The Company presently leases data-centers and recovery-centers located in Stamford, Connecticut; Wappingers Falls, New York; Totowa, New Jersey; and Norwalk, Connecticut. Deemed landlord financing represents leases of real estate in which they are involved in the construction of structural improvements to develop buildings into data centers and recovery centers. As a result of this involvement, the Company is deemed the “owner” for accounting purposes during the construction period and, at the lease inception date, is required to record at fair value the property and associated liability on the balance sheet. Upon completion of the project, the Company must perform a sale-leaseback analysis pursuant to ASC 840 to determine if they can remove the assets from the balance sheet. In many of the Company’s leases, they are not reimbursed for the construction costs, which is generally considered “continuing involvement,” which precludes the Company from derecognizing the constructed assets from the balance sheet when construction is complete. Deemed landlord financing obligations for these facilities as of June 30, 2015 and December 31, 2014 were $100,431 and $99,895, respectively.

The Company also maintains several noncancelable capital leases primarily for computer, telecommunications and other equipment that expire at various times over a three- to five-year period. In addition, the Company maintains several noncancelable operating leases and network contracts primarily for computer equipment and network line access that expire over a three-year period.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 6.                                 Term Loans and Lines of Credit

At June 30, 2015 and December 31, 2014, the outstanding obligation on the Term Loan was $146,500 and $148,000, respectively. At June 30, 2015 and December 31, 2014, outstanding borrowings on the Revolving Facility were $6,000 and $3,000, respectively. At June 30, 2015 and December 31, 2014, the outstanding borrowings on the Delayed Draw Term Loan were $14,775 and $15,000, respectively. In connection with the transaction noted in Note 10, the Company paid the term loans and lines of credit in full. Accordingly, the balance due has been classified as a current liability on the balance sheet at June 30, 2015.

Interest expense on the Term Loans, Delayed Draw Term Loan and Revolving Credit Facility was $5,807 and $5,478 for the six months ended June 30, 2015 and 2014, respectively and $3,026 and $2,751 for the three months ended June 30, 2015 and 2014, respectively.

Pursuant to the First Lien and Second Lien Agreements, the Company is required to comply with various financial covenants.

Note 7.                                 Fair Value Measurement

The Fair Value Measurements Topic of the FASB Accounting Standards Codification (ASC) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under this guidance as assumptions market participants would use in pricing an asset or liability.

This guidance establishes three levels of the fair value hierarchy as follows:

Level 1                  Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The types of investments in Level 1 include available-for-sale securities traded on a national securities exchange. These securities are stated at the last reported sales price on the day of valuation. The Company’s Level 1 investments consist of money market funds.

Level 2                  Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value that is determined through the use of models or other valuation methodologies. Investments in this category generally include less liquid and restricted equity securities, certificates of deposit and certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

Level 3                  Inputs that are unobservable for the asset or liability and that include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation. Investments in this category generally include equity and debt positions in private companies. The Company has no Level 3 investments.

The fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying value because of the maturities of these instruments. The fair value of the long-term debt approximates carrying value based upon the variable interest rate of the debt.

Cervalis Holdings LLC and Subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(amounts in thousands)

Note 8.                                 Stock-Unit-Based Compensation Plans and Restricted Units

The Cervalis Common Unit Plan (the CUP) and the Cervalis Employee Unit Plan (the EUP) (collectively, the Plans) enable the Managing Company to provide long-term incentive compensation for key employees of Operating LLC who have rendered and continue to render valuable services, and who thereby make important contributions toward its continued growth and success. The Plans provide a means whereby such employees of the Company may be given an opportunity to benefit from growth in the value of the Company via ownership of Common Units.

Units issued under the EUP vest over a three-year period and are forfeited by the employee upon termination. The exercise price of units issued equals the fair value of the units on the date of grant. Units issued are payable only upon a liquidation event as defined by the EUP. As the realization of value of units issued is based upon a performance condition to be determined in the future, the Company has assessed the probability of such event happening as nil as of June 30, 2015 and 2014. As such, no compensation expense was recorded for the issuance of units during the six months ended June 30, 2015 and 2014. Such probability will be reviewed at each reporting period, and if probability of such an event becomes likely, the Company will record compensation expense.

Note 9.                                 Related Party

At June 30, 2015 and December 31, 2014, accounts receivable from a Series B unit holder totaled approximately $367 and $609, respectively. During the six months ended June 30, 2015 and 2014, the Company recorded revenues for data center services totaling approximately $1,583 and $1,553, respectively, to the Series B unit holder.

Note 10.                          Subsequent Events

The Company has evaluated events occurring between March 31, 2015 and September 30, 2015, the date in which the condensed consolidated financial statements were available to be issued.

On July 1, 2015, Holdings LLC completed its previously announced Agreement and Plan of Merger (the Merger Agreement) by and among Holdings LLC, Jupiter Merger Sub LLC (Merger Sub), LDG Holdings LLC and CyrusOne LP (CyrusOne), a publicly held provider of enterprise data center solutions, pursuant to which Merger Sub merged with and into Holdings LLC, with Holdings LLC continuing as the surviving entity and a wholly-owned subsidiary of CyrusOne. The transaction was consummated with an all-cash sale price of approximately $400 million.